Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 IR@mvwc.com

Cameron Klaus Global Communications 407-206-6300 media@mvwc.com
Marriott Vacations Worldwide Announces Pricing of
$575 Million of 6.500% Senior Notes
ORLANDO, Fla. — September 4, 2025 — Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW,” “we,” “us” or “our”) today announced that its wholly owned subsidiary, Marriott Ownership Resorts, Inc. (the “Issuer”), priced an offering of $575 million aggregate principal amount of 6.500% senior notes due 2033 (the “Notes”) in a private placement. The offering is expected to close on September 18, 2025, subject to customary closing conditions.
The Issuer intends to use the net proceeds from the Notes, together with cash on hand, (i) for the payment of $575 million aggregate principal amount of the 2026 Convertible Notes due at or prior to maturity on January 15, 2026 (provided, that during the period between the closing of the offering of the Notes and the maturity date of the 2026 Convertible Notes, the Issuer intends to use such net proceeds to repay borrowings under MVW’s $800 million revolving credit facility and/or invest in cash equivalent securities) and (ii) to pay transaction expenses and fees in connection with the foregoing.
The Notes were offered and sold, and documents relating to the Notes will only be distributed, to (i) persons reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) persons outside the United States that are not “U.S. persons” within the meaning of Regulation S under the Securities Act and that are not acquiring the Notes for the account or benefit of a U.S. person.
The Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has approximately 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Forward-Looking Statements
Information included in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the “SEC”) and press releases or other public statements, contains or may contain “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.
Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.
We caution you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: uncertainty in the current global macroeconomic environment created by rapid governmental policy and regulatory changes, including those affecting international trade; a future health crisis and responses to a health crisis, including possible quarantines or other government imposed travel or health-related restrictions and the effects of a health crisis, including the short and longer-term impact on consumer confidence and demand for travel and the pace of recovery following a health crisis; variations in demand for vacation ownership and exchange products and services; failure of vendors and other third parties to timely comply with their contractual obligations; worker absenteeism; price inflation; difficulties associated with implementing new or maintaining existing technology; the ability to use artificial intelligence (“AI”) technologies successfully and potential business, compliance, or reputational risks associated with the use of AI technologies; changes in privacy laws; the impact of a future banking crisis; impacts from natural or man-made disasters and wildfires, including the Maui and Los Angeles area wildfires; delinquency and default rates; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the ongoing conflicts between Russia and Ukraine, Israel and Gaza, Israel and Iran, and elsewhere in the world and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of changes in interest rates; the effects of steps we have taken and may continue to take to reduce operating costs and accelerate growth and profitability; political or social strife; and other matters referred to under the heading “Risk Factors” contained in the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and in subsequent filings with the SEC on Form 10-Q. You should not put undue reliance on any forward-looking statements in this press release. All forward-looking statements in this press release are made as of the date of this press release. We do not have any intention or obligation to update or revise any forward-looking statement after the date of this press release, whether as a result of new information, future events, or otherwise, except as required by law.
There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.